Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105845) of Wayne Savings Bancshares, Inc. of our report dated June 9, 2006, appearing in this Annual Report of Form 11-K of the Wayne Savings 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


/s/GRANT THORNTON LLP


Cincinnati, Ohio
June 28, 2006